UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

980 S. Cherry Street, Suite 1515 Denver, CO	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.01     Changes in Registrant’s Certifying Accountant.

Effective November 16, 2017, Hein & Associates LLP (“Hein”), the independent registered public accounting firm for U.S. Energy Corp. (the “Company”), combined with Moss Adams LLP (“Moss Adams”). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s audit committee approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

The audit reports of Hein on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except, the audit report of Hein on the Company’s financial statements for the year ended December 31, 2016 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. The circumstances surrounding this disclosure were subsequently alleviated as described in the Company’s Form 10-Q for the quarter ended September 30, 2017.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, except as described in the following sentence. A disagreement occurred during the quarter ended June 30, 2017 and pertained to the Company’s liquidity profile and its ability to continue as a going concern. The disagreement was resolved between the Company and its independent auditor with no misstatements or related adjustments to the Company’s financial statements.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that for the year ended December 31, 2016, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the year ended December 31, 2016 and Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Moss Adam’s engagement, the Company did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Moss Adams did not provide either a written report or oral advise to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K

The Company has provided Hein a copy of the disclosures in this Form 8-K and has requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of the letter dated November 17, 2017 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter of Hein & Associates LLP, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 17, 2017	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer